Press Release
FOR IMMEDIATE RELEASE

Contact:	Sandra Novick Corporate Secretary (631) 537-1000, ext. 7263

BRIDGE BANCORP, INC. REPORTS
THIRD QUARTER 2005 EARNINGS

(Bridgehampton, NY - October 21, 2005) Bridge Bancorp, Inc. (the “Company”) (NASDAQ/OTCBB: BDGE), the holding company for The Bridgehampton National Bank (the “Bank”), today reported earnings for the third quarter of 2005. Net income for the three months ended September 30, 2005 decreased $189,000 or 7.1%, totaling $2,474,000 for the quarter ended September 30, 2005 compared to net income of $2,663,000 for the quarter ended September 30, 2004. Net income for the nine months ended September 30, 2005 decreased $781,000 or 10.0% to $7,049,000 compared to net income of $7,830,000 for the same period last year. Diluted earnings per share for the third quarter 2005 decreased 7.1% to $0.39 per diluted share from $0.42 per diluted share for the same period in 2004. Diluted earnings per share for the first nine months of 2005 were $1.12 per share decreasing 9.7% from $1.24 per share for the nine month period ended September 30, 2004.

Thomas J. Tobin, President and Chief Executive Officer of Bridge Bancorp, Inc. commented on the Company’s results of operations, “The Company continued its strategy that incorporated limiting balance sheet growth. We allowed volatile deposits to run off the balance sheet, as interest rates repriced rapidly and competitors vied for deposits regardless of cost. In addition, the treasury yield curve flattened further during the third quarter in this historically low rate environment causing us to believe that the pressure on the net interest margin will continue. The high cost of these deposits as a funding source, coupled with flat yields at the long end of the curve resulted in less attractive investment opportunities. Total investments decreased $41,048,000 or 16.9% at September 30, 2005 year over year. In addition, loan growth for the third quarter and first nine months of 2005 was slower than in prior years reflecting increased competition for quality credits within our market area. Total loans grew $15,726,000 or 5.5% to $304,157,000 at September 30, 2005 year over year. Total assets at September 30, 2005 were $547,116,000, a decrease of 3.8% compared to $568,767,000 the prior year. Asset quality remains strong.

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“Consistent with our plan and through attention to our business model, demand deposits increased 10.2%, although total deposits decreased 4.3% at September 30, 2005 year over year. After remaining consistent at 4.9% for the prior two quarters, the net interest margin ticked up slightly to 5.0% for the third quarter.” Mr. Tobin continued, “We look towards increasing low cost, stable deposits to fuel asset growth with resulting improvements to net interest income. To this end, we are pleased to report an anticipated fourth quarter opening of our Westhampton Beach facility, our first branch to incorporate an on-premises café. In addition, the Company has four new market opportunities currently in various stages of development that are projected to open over the next two years. We continue to invest in growing the Bank’s market share in existing locations. During the third quarter, the Company broke ground on a state-of-the-art facility in Southampton Village. Plans for a new East Hampton branch are entering the municipal approval process. We continue to add to our menu of products and services that meet the needs of consumers and businesses. During the third quarter of 2005, we introduced payroll services for commercial customers, and broadened our residential mortgage offerings for consumers. Management continues to make strategic decisions that position the Company for managed balance sheet growth going forward and that further support the return of long term value to shareholders.”

Other financial results reported include an 8.2% increase in other income for the third quarter of 2005 over the same period in 2004, and an increase of 4.9% for the first nine months of 2005 over the nine month period in 2004. This growth was driven by Bridge Abstract, the Bank’s title insurance abstract subsidiary, which continues to represent strong potential for noninterest income.

Bridge Bancorp, Inc. continues to be ranked among top performing financial institutions nationwide. The Company reported returns of average equity and assets for the nine month period ended September 30, 2005 of 19.7% and 1.71% respectively, as well as an efficiency ratio of 48.4%. The Company has a strong capital position thereby benefiting from opportunities to repurchase shares of Company stock under its Board approved stock repurchase program, as well as supporting business opportunities that promote long term Company growth. Additionally, Bridge Bancorp, Inc. continues its trend of uninterrupted dividends.

The Bridgehampton National Bank operates retail branches in Bridgehampton, East Hampton, Greenport Village, Hampton Bays, Mattituck, Montauk, Peconic Landing in Greenport, Sag Harbor, Southampton, Southampton Village, and Southold. The Bank’s Westhampton Beach branch is expected to open during the 4th quarter.

Attached to this release are selected financial highlights for the quarter.

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This report may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Such forward-looking statements, in addition to historical information, which involve risk and uncertainties, are based on the beliefs, assumptions and expectations of management of the Company. Words such as  “expects,”  “believes,”  “should,”  “plans,”  “anticipates,”  “will,”  “potential,”  “could,”  “intend,”  “may,”  “outlook,”  “predict,”  “project,”  “would,”  “estimates,”  “assumes,”  “likely,”  and variations of such similar expressions are intended to identify such forward-looking statements. Examples of forward-looking statements include, but are not limited to, possible or assumed estimates with respect to the financial condition, expected or anticipated revenue, and results of operations and business of the Company, including earnings growth; revenue growth in retail banking, lending and other areas; origination volume in the Company’s consumer, commercial and other lending businesses; current and future capital management programs; non-interest income levels, including fees from the abstract subsidiary and banking services as well as product sales; tangible capital generation; market share; expense levels; and other business operations and strategies. For this presentation, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.

Factors that could cause future results to vary from current management expectations include, but are not limited to, changing economic conditions; legislative and regulatory changes; monetary and fiscal policies of the federal government; changes in tax policies; rates and regulations of federal, state and local tax authorities; changes in interest rates; deposit flows; the cost of funds; demand for loan products; demand for financial services; competition; changes in the quality and composition of the Bank’s loan and investment portfolios; changes in management’s business strategies; changes in accounting principles, policies or guidelines; changes in real estate values and other factors discussed elsewhere in this report, and in other reports filed by the Company with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this report, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

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BRIDGE BANCORP, INC. AND SUBSIDIARY
Condensed Consolidated Statements of Condition (unaudited)
(In thousands)

	September 30, 2005	December 31, 2004	September 30, 2004
ASSETS
Cash and cash equivalents	$22,771	$8,862	$21,242
Investment in debt and equity securities, net:
Securities available for sale, at fair value	189,570	202,042	220,250
Securities, restricted	2,169	1,979	1,979
Securities held to maturity	10,011	21,213	20,569
Loans	304,157	296,134	288,431
Less: Allowance for loan losses	(2,393)	(2,188)	(2,146)
Loans, net	301,764	293,946	286,285
Banking premises and equipment, net	14,748	13,817	13,827
Accrued interest receivable and other assets	6,083	5,341	4,615
Total Assets	$547,116	$547,200	$568,767

LIABILITIES AND STOCKHOLDERS' EQUITY
Demand deposits	$192,927	$158,366	$175,018
Savings, N.O.W. and money market deposits	257,625	242,814	275,080
Certificates of deposit of $100,000 or more and other time deposits	45,815	68,131	68,641
Overnight borrowings	-	26,700	-
Other liabilities and accrued expenses	3,658	3,976	2,959
Total Stockholders' Equity	47,091	47,213	47,069
Total Liabilities and Stockholders' Equity	$547,116	$547,200	$568,767

BRIDGE BANCORP, INC. AND SUBSIDIARY
Condensed Consolidated Statements of Income (unaudited)
(In thousands, except per share amounts)
	Three months ended September 30,		Nine months ended September 30,
	2005	2004	2005	2004

Interest income	$7,373	$6,955	$21,289	$20,049
Interest expense	1,118	600	3,067	1,702
Net interest income	6,255	6,355	18,222	18,347
Provision for loan losses	150	100	300	150
Net interest income after provision for loan losses	6,105	6,255	17,922	18,197

Other income	1,391	1,286	3,636	3,466
Net security gains	-	(2)	115	624
Other expenses	3,771	3,383	10,984	10,082
Income before income taxes	3,725	4,156	10,689	12,205

Provision for income taxes	1,251	1,493	3,640	4,375
Net income	$2,474	$2,663	$7,049	$7,830
Basic earnings per share	$0.40	$0.43	$1.13	$1.25
Diluted earnings per share	$0.39	$0.42	$1.12	$1.24
Weighted average common shares	6,237	6,266	6,250	6,253
Weighted average common and common equivalent shares	6,272	6,328	6,293	6,329